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                                                                   Exhibit 10.25

                           AMENDMENT TO LOAN DOCUMENTS

      THIS AMENDMENT to Loan Documents (this "Amendment'" or the "March 2006 Amendment") is entered into as of March 22, 2006 (the "March 2006 Amendment Date"), by and between, on the one hand, SILICON VALLEY BANK, a California corporation ("Bank" or "Silicon"), and, on the other hand, ISILON SYSTEMS, INC., a Delaware corporation ("Borrower"), whose chief executive office is located at 220 W. Mercer Street, Suite 501, Seattle, Washington 89119.

                                    RECITALS

      A. Borrower and Bank are parties to that certain Loan and Security Agreement, dated June 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), between them.

      B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

      C. Borrower has requested that Bank amend the loan Agreement to, among other things: (i) modify the Borrowing Base; (ii) increase the overall sublimit for Letters of Credit, FX Forward Contracts, and Cash Management Services, combined; (iii) increase the allowance for downstreaming to Borrower's Subsidiaries; and (iv) increase the dollar amount of the subordinated secured debt financing previously permitted by Bank (subject to the execution and delivery of a debt and lien subordination agreement in form and substance acceptable to Bank) from $5,000,000 to $6,000,000; in each ease, all as more fully set forth herein.

      D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. DEFINITIONS. Capitalized terms used but not deemed in this Amendment shall have the meanings given to them in the Loan Agreement. The terms "March 2006 Amendment" and "March 2006 Amendment Date", in each case, as deemed in the preamble to this Amendment, are hereby, incorporated into the Loan Agreement.

      2. AMENDMENTS TO LOAN DOCUMENTS.

            2.1 MODIFICATION OF BORROWING BASE. The portion of Section 1(C) of the Schedule to Loan Agreement that currently reads:

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      As used herein, the term "Borrowing Base" means, as of any date of determination, the sum of clauses (a), (b), and (c) below:

                  (a) 80% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above), plus (2) without duplication of any amounts in (1), the net amount of Borrower's Eligible Foreign Account (as defined in Section 8 above); provided that Revolving Loans based on eligible Foreign Accounts shall under no circumstances exceed the lesser of $700,000 or the amount that would violate the Foreign Accounts/Inventory Maximum Amount Condition (as defined below);

      plus

                  (b) an amount not to exceed the lowest of:

                        (1) 100% (the "Eligible Inventory Advance Rate" and also an "Advance Rate") of the value of Borrower's Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis; or

                        (2) $250,000; provided that Revolving Loans based on Eligible Inventory shall under no circumstances exceed the amount that would violate the Foreign
                        Accounts/Inventory Maximum Amount Condition;

      plus

                  (c) an amount not to exceed, as of such date of determination, the then aggregate amount of Borrower's unrestricted cash that is on deposit with Silicon and is unencumbered (except for Silicon's security interests therein and control thereof).

      As used herein, the term "Foreign Accounts/Inventory Maximum Amount Condition" means that, as of any dale of determination, the aggregate amount of Revolving Loans based on Eligible Inventory, together with Revolving Loans based Eligible Foreign Accounts, shall not exceed an amount equal to 25% of Borrower's Accounts. hereby is amended and restated in its entirety to read as follows:

      As used herein, the term "Borrowing Base'" means, as of any date of determination, the sum of clauses (a), (b), and (c) below:

                  (a) 85% (the "Eligible Accounts Advance Rate" and also an "Advance Rate") of (1) the net amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus (2) without duplication of any amounts in (1) the net amount of Borrower's Eligible Foreign Accounts (as defined in Section 8 above); provided that Revolving Loans based on Eligible Foreign

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Accounts shall under no circumstances exceed the lesser of $1,200,000 or the amount that would violate the Foreign Accounts/Total Accounts Condition (as defined below);

      plus

                  (b) [intentionally omitted]

      plus

                  (c) an amount not to exceed, as of such date of determination, the then aggregate amount of Borrower's unrestricted cash that is on deposit with Silicon, is subject to Silicon's continuing first-priority perfected security interests therein (and no other creditor's security interests therein, unless the same is subordinated in favor of Silicon on terms and conditions satisfactory to Silicon in its good faith business judgment), and is subject to Silicon's control thereof (and no other creditor's control thereof).

      As used herein, the term "Foreign Accounts/Accounts Condition" means that, as of any date of determination, the aggregate amount of Revolving Loans based on Eligible Foreign Accounts shall not exceed an amount equal to 33% of the Borrower's Accounts.

            2.2 MODIFICATION OF OVERALL SUBLIMIT FOR LETTERS OF CREDIT, FX FORWARD CONTRACTS, AND CASH MANAGEMENT SERVICES, COMBINED.

                  (a) The portion of Section 1(C) of the Schedule to Loan Agreement that currently reads:

      LC Sublimit (Section 1.6): $250,000; provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the FX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services, shall not at any time exceed $250,000.

      FX Sublimit: $250,000; provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the LX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services shall not at any time exceed $250,000.

      hereby is amended and restated in its entirety to read as follows:

      LC Sublimit (Section 1.6): $750.000; provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the FX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services, shall not at any time exceed $750.000,

      FX Sublimit: $750,000: provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the FX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services, shall not at any time exceed $750,000.

                  (b) The portion of Section I(C) of the Schedule to Loan Agreement that currently reads:

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      Cash Management Services and Reserves: Borrower may use up to $250,000 of
      Revolving Loans available hereunder for Silicon's Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the "Cash Management Services"); provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the FX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services, shall not at any time exceed $250.000.

      hereby is amended and restated in its entity to read as follows:

      Cash Management Services and Reserves: Borrower may use up to $750,000 of Revolving Loans available hereunder for Silicon's Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services, agreement related to such service (the "Cash Management Services"); provided, however, that the sum of the aggregate face amount of outstanding Letters of Credit, plus the FX Reserve, plus the aggregate amount of Obligations in respect of Cash Management Services, shall not at any time exceed $750.000.

            2.3 INCREASE OF ALLOWANCE FOR "DOWNSTREAMING" FUNDS TO SUBSIDIARIES.
Section 8(8) of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

      (8) Downstreaming of Funds to Subsidiaries. Anything (including Section 5.5(vii) of the Loan Agreement) to the contrary notwithstanding, Borrower shall not transfer funds (whether in the form of loans, equity capital contributions, or otherwise) or other assets to any one or more of Borrower's subsidiaries, except that Borrower ma\ transfer up to $1,700,000 cash (in the aggregate for all such subsidiaries) in each fiscal quarter of Borrower.

      Bank and Borrower hereby agree that, if and to the extent Borrower transferred more than $500,000 but less than or equal to $1,700,000 in the fiscal quarter ended December 31, 2005 in violation of Section 8(8) of the Schedule to Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment), then such violation hereby is waived. It is understood, however, that the foregoing waiver of such violation does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the Future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.

            2.4 PERMITTED NEW SUBORDINATED DEBT. The following hereby arc added (in proper numerical order) as a new Section 8(10) and a new Section 8(11), respectively, of the Schedule to Loan Agreement:

      (10) HORIZON SUB DEBT. Concurrently herewith, Borrower is entering into a subordinated debt financing transaction in an approximate dollar amount of S6,000,000 (rather than the 5,000,000 limit set forth in Section 3 of that certain prior Amendment to Loan Documents, dated as of March 10, 2005, between Borrower and Silicon) pursuant to that certain Venture

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      Loan and Security Agreement, dated as of March 22, 2006, between Horizon
      Technology Funding Company ("Horizon") and Borrower (as amended, restated, supplemented, or otherwise modified from time to time, the "Horizon Sub Debt Agreement'"). Borrower hereby represents and warrants that, attached as Exhibit A to the March 2006 Amendment, are true, correct, and complete copies of the Horizon Sub Debt Agreement and all material agreements, instruments, and other documents in connection therewith (together with the Horizon Sub Debt Agreement, collectively, the "Horizon Sub Debt Documents"). Silicon acknowledges and consents to such subordinated debt financing transaction in accordance with the Horizon Sub Debt Documents, subject to the execution and delivery of a debt and lien subordination agreement in form and substance acceptable to Silicon (the "Horizon Subordination Agreement"). This Section 8(10) of this Schedule supersedes the prior agreement of Borrower and Silicon relative to such subordinated debt set forth in Section 3 of that certain prior Amendment to Loan Documents, dated as of March 10, 2005, between Borrower and Silicon. Borrower and Silicon hereby agree that: (1) the occurrence and continuation of any event of default under any one or more of the Horizon Sub Debt Documents (after giving effect (without duplication hereof) of all applicable cure periods, if any) shall constitute an Event of Default hereunder; (2) the occurrence and continuation of any material violation of the Horizon Subordination Agreement by any party thereto (other than Silicon) shall constitute an Event of Default hereunder; (3) the Horizon Subordination Agreement ceasing to be in full force and effect at any time (other than upon the payment in full in cash on all Obligations and the irrevocable termination of Silicon's, commitments to extend credit to Borrower) shall constitute an Event of Default hereunder; (4) Borrower shall promptly deliver to Silicon copies of all material notices and other communications by or to any party to the Horizon Sub Debt Documents in respect of the Horizon Sub Debt Documents or the transactions contemplated thereunder; and (5) Borrower shall not cause, permit, or suffer the modification of any one or more terms of the Horizon Sub Debt Documents (other than terms that, individually and in the aggregate, are not material), unless any and all such modifications (individually and in the aggregate) are not materially adverse to Borrower and not adverse to Silicon.

      (11) PERMITTED CONTRACTUAL LIMITATIONS ON SVB DEBT. Borrower shall not agree with Horizon or another Person, whether pursuant of the Horizon Sub Debt Documents or otherwise, to restrict in any manner the amount of indebtedness that now or hereafter may he owing by Borrower to Silicon, except solely that the Horizon Sub Debt Agreement may require that: (a) no Revolving Loans may be affirmatively made by Silicon to Borrower at Borrower's express request therefor, if and to the extent such requested Revolving Loan, if made, would cause the portion of all outstanding Revolving Loans made by Silicon to Borrower that consists solely of principal to exceed the SVB Revolver Principal Cap (as defined below); and
      (b) the portion of all outstanding Equipment Loans made by Silicon to Borrower that consists solely of principal shall not exceed Two Million Three Hundred Twenty Thousand Dollars ($2,320.000) in the aggregate at any one time outstanding the "SVB Equipment Term Loan Principal Cap").

      As used herein, the term "SVB Revolver Principal Cap" means, as of any date of determination, the loser (i) Six Million Dollars ($6,000,000), and
      (ii) the sum of the then

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      aggregate amount of all Accounts of Borrower, plus the then aggregate value of all Inventory of Borrower, plus the then aggregate amount of Borrower's unrestricted cash that is on deposit with Silicon, is subject to Silicon's continuing first-priority perfected security interests therein (and no other creditor's security interests therein, unless the same is subordinated in favor of Silicon on terms and conditions satisfactory to Silicon in its good faith business judgment), and is subject to Silicon's control thereof (and no other creditor's control thereof). For the avoidance of doubt, the SVB Revolver Principal Cap shall not limit, and is not intended to limit, any interest, fees, expenses, charges, costs, or any other Obligations (except the principal portion of outstanding Revolving Loans).

            2.5 MODIFICATION OF ZERO LOAN BALANCE CONDITION. The portion of
Section 9 of the Schedule to Loan Agreement that currently reads:

      As used herein, the term "Zero Loan Balance Condition" means, as of any date of determination, that no Revolving Loans, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services have been outstanding, and no requests for Revolving Loans, Letters of Credit, FX Forward Contracts, or Cash Management Services, have been made by Borrower, during the consecutive 30-day period ending on such date of determination: provided, however, that, solely for purposes of this definition, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services, in an aggregate amount not to exceed 15% of the then extant Excess Availability, may be outstanding or requested without causing the Zero Loan Balance Condition to be not satisfied.

      hereby is amended and restated in its entirety to read as follows:

      As used herein, the terns "Zero Loan Balance Condition" means, as of any date of determination, that no Revolving Loans, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services have been outstanding, and no requests for Revolving Loans, Letters of Credit, FX Forward Contracts, or Cash Management Services, have been made by Borrower, during the consecutive 30-day period ending on such date of determination; provided, however, that, solely for purposes of this definition, Letters of Credit, FX Forward Contracts, or Obligations relative to Cash Management Services, in an aggregate amount not to exceed 15% of the then extant Excess Availability, may be outstanding or requested without causing the Zero Loan Balance Condition to be not satisfied; provided, further, that, solely for purposes of this definition, Revolving Advances may be made and permitted to remain outstanding, solely during the consecutive-15-day-period comprising the last 14 days of any fiscal quarter and the first day of the immediately following fiscal quarter, without causing the Zero Loan Balance Condition to be not satisfied, if and only if all amounts from the funding of such Resolving Advances (i) remain on deposit solely in Borrower's Deposit Accounts maintained at Bank while such Revolving Advances remain outstanding, and (ii) are used solely to repay such outstanding Revolving Advances at the end of such 15-day period.

            2.6 MODIFICATION REGARDING NO THIRD PARTY CONTROL AGREEMENTS.
Section 8(1) of the Schedule to Loan Agreement hereby is re-designated as
Section 8(1)(a) of the Schedule to

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Loan Agreement, and the following hereby is added (in proper alpha-numerical orders as a new Section 8(1)(h) of the Schedule to Loan Agreement:

                  (b) NO THIRD PARTY CONTROL AGREEMENTS. Borrower herein agrees that Borrower shall not cause, suffer, or permit any Deposit Accounts and Investment Property (including securities accounts) maintained with an institution other than Silicon to he or become subject to any control agreement in favor of any creditor other than Silicon: it being acknowledged that such other institution has "control" (within the meaning of Articles 8 and 9 of the Code) over any such Deposit Account or Investment Properly (including securities accounts), as the case may be, by operation of law without the need of a control agreement.

            2.7 MODIFICATION OF SECTION 3.3 OF THE LOAN AGREEMENT. The portion of Section 3.3 of the Loan Agreement that currently reads:

      except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

      hereby is amended and restated in its entirety to read as follows:

      except that Borrower may maintain sales offices, in the ordinary course of business, at each of which sales offices (i) Equipment consisting of demonstration units is located in the ordinary course of business, and
      (ii) other Equipment with a fair market value of not more than $50,000 is located in the ordinary course of business.

      3. LIMITATION OF AMENDMENTS.

            3.1 The amendments set forth in SECTION 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement and any other present or future agreement between Borrower or any guarantor of any of the Obligations, on the one hand, and/or for the benefit of Bank, on the other hand, in connection with the Loan Agreement (in each ease, as amended, restated, supplemented, or otherwise modified from time to time, collectively, the "Loan Documents"), or
(b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

            3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

      4. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

            4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects

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as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case the are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

            4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

            4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

            4.4 The execution and delivery Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents as amended In this Amendment, have been duly authorized:

            4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

            4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

            4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

      5. FEE. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $1,500 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents, Bank is authorized to charge said fee to Borrower's loan account.

      6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      7. EFFECTIVENESS. This Amendment shall be deemed effective upon:

            (a) the due execution and delivery to Bank of this Amendment by each party hereto:

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            (b) the due execution and delivery to Bank of the Horizon
Subordination Agreement by each party thereto; and

            (c) the concurrent receipt by Bank of evidence satisfactory to Bank (in its good faith business judgment) that, concurrently herewith, (i) Borrower has closed the subordinated debt financing transaction pursuant to the Horizon Sub Debt Documents, which subordinated debt financing transaction shall be subject to Horizon Subordination Agreement in full force and effect, and (ii) Borrower shall have received the $6,000,000 funded from such subordinated debt financing transaction.

      [Remainder of page intentionally left blank; signature pageimmediately follows.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to duly executed and delivered as of the date first written above.

                                           ISILON SYSTEMS

                                           By /s/ Stuart Fuhlendorf
                                              ----------------------------------
                                           Name: Stuart Fuhlendorf
                                           Title: CFO

                                           SILICON VALLEY BANK

                                           By /s/ Patrick McCarthy
                                              ----------------------------------
                                           Name:  Patrick McCarthy
                                           Title:  Sr. Vice President

                                    EXHIBIT A

      Attached hereto are copses of all Horizon Sub Debt Documents, which Borrower (pursuant to Section 8(10) of the Schedule to Loan Agreement) represents and warrants to be true, correct, and complete.

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